Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 033-54158, 333-115713 and  333-159513) of Quaker Chemical Corporation of our report dated June 25, 2012 relating to the December 31, 2011 financial statements of the Quaker Chemical Corporation Retirement Savings Plan, included in Quaker Chemical Corporation Retirement Savings Plan’s Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ ASHER & COMPANY, Ltd.
Philadelphia, Pennsylvania

June 25, 2013